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                                                                  EXHIBIT 1.1(a)


                                2,680,000 Shares

                           WYNDHAM HOTEL CORPORATION

                                  Common Stock


                          U.S. UNDERWRITING AGREEMENT


                                                                __________, 1996


SMITH BARNEY INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
MONTGOMERY SECURITIES
BT SECURITIES CORPORATION

     As Representatives of the Several U.S. Underwriters

c/o  SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York 10013

Ladies and Gentlemen:

              Wyndham Hotel Corporation, a Delaware corporation (the
"Company"), proposes to issue and sell an aggregate of   2,680,000 shares (the
"Firm Shares") of its common stock, $.01 par value per share (the "Common Stock") to the several Underwriters named in Schedule I hereto (the "U.S. Underwriters") for whom Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Montgomery Securities and BT Securities Corporation are acting as representatives (the "Representatives"). In addition, solely for the purpose of covering over-allotments, the Company proposes to sell to the U.S. Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 502,500 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".

              It is understood that the Company is concurrently entering into an International Underwriting Agreement, dated the date hereof (the "International Underwriting Agreement"), providing for the sale of 670,000 shares of Common Stock (the "International Shares") through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for whom Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Montgomery Securities and Bankers Trust International PLC
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are acting as lead Managers (the "Lead Managers").  The International Shares
and the Shares, collectively, are herein called the "Underwritten Shares".

              It is further understood that, prior to the Closing Date (as defined below), the Company and certain other parties will enter into a transaction referred to in the Prospectuses (as defined below) as the "Formation" and that, simultaneously with the closing hereunder, the Company and certain other parties will enter into a series of transactions referred to in the Prospectuses as the "Financing Plan". The Formation Agreement, the Hampstead Exchange Agreement and the Rose Hall Transfer Agreement to be entered into among the Company and certain partnerships, corporations and other parties referred to therein are hereinafter collectively referred to as the "Transaction Documents" and each singly as a "Transaction Document". Under the terms of the Transaction Documents, the Company will succeed to the hotel ownership, hotel management and other business operations of the entities identified on Schedule II hereto (the "Roll-Up Entities"). TCF Hotels LP, Caribbean Hotel Management Company and Wyndham Finance Limited Partnership (collectively, the "Founders") and certain other parties will each receive cash from the proceeds of the Financing Plan.

              It is further understood that as described in the U.S. Prospectus (as defined below) under the caption "The Formation and the Financing Plan", the Company intends to publicly offer in a concurrent public offering (the "Concurrent Debt Offering") ___% Senior Subordinated Notes due 2006.

              The Company also understands that the Representatives and the Lead Managers have entered into an agreement (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may purchase from the Managers a portion of the International Shares or sell to the Managers a portion of the Shares. The Company understands that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the International Underwriting Agreement.

              The Company wishes to confirm as follows its agreements with you and the other several U.S. Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the U.S. Underwriters.





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       1.     REGISTRATION STATEMENT AND PROSPECTUS.  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 under the Act (the "registration statement"), including prospectuses subject to completion relating to the Underwritten Shares. The term "Registration Statement" as used in this Agreement means the registration statement, as amended at the time it becomes effective or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Underwritten Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Registration Statement" shall also include any registration statement relating to the Shares that is filed and declared effective pursuant to Rule 462(b) under the Act.

              The term "Prospectuses" as used in this Agreement means the prospectuses relating to the Underwritten Shares in the forms included in the Registration Statement or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses relating to the Underwritten Shares in the forms included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses relating to the Underwritten Shares filed with the Commission pursuant to Rule 424(b), provided that if prospectuses that meet the requirements of Section 10(a) of the Act are delivered pursuant to Rule 434(b) under the Act, then (i) the term "Prospectuses" as used in this Agreement means the prospectuses subject to completion (as defined in Rule 434(g) under the Act) relating to the Underwritten Shares as supplemented by the information contained in the term sheets described in Rule 434(b)(3) under the Act, and (ii) the date of such Prospectuses shall be deemed to be the date of such term sheets. The term "Prepricing Prospectuses" as used in this Agreement means the prospectuses subject to completion relating to the Underwritten Shares in the forms included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such





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prospectuses shall have been amended from time to time prior to the date of the
Prospectuses.

              It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Underwritten Shares: a Prepricing Prospectus and a Prospectus relating to the Shares that are to be offered and sold in the United States (as defined herein) or Canada (as defined herein) to U.S. or Canadian Persons (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus", respectively), and a Prepricing Prospectus and a Prospectus relating to the International Shares that are to be offered and sold outside the United States or Canada to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus", respectively). The U.S. Prospectus and the International Prospectus are herein collectively called the "Prospectuses", and the U.S. Prepricing Prospectus and the International Prepricing Prospectus are herein called the "Prepricing Prospectuses". For purposes of this Agreement:
"U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.

       2. AGREEMENTS TO SELL AND PURCHASE. Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein and to such other adjustments as you may determine to avoid fractional shares, the Company hereby agrees to issue and sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $______ per share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 11 hereof).

              Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein, the Company also agrees to sell to the U.S. Underwriters, and the U.S. Underwriters





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shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") that may be exercised at any time (but not more than once) prior to 9:00 P.M., New York City time, on the 30th day after the date of the U.S. Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 502,500 Additional Shares. Upon any exercise of the over-allotment option, each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) that bears the same proportion to the number of Additional Shares to be purchased by the U.S. Underwriters as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 11 hereof) bears to the aggregate number of Firm Shares.

       3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the U.S. Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the U.S. Prospectus.

       4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the U.S. Underwriters of and payment for the Firm Shares shall be made at the office of Locke Purnell Rain Harrell (A Professional Corporation), 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201 at 9:00 A.M., Dallas time, on _______, 1996 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

              Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at the aforementioned office of Locke Purnell Rain Harrell at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than five business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the U.S. Underwriters to the Company of the U.S. Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.





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              Certificates for the Firm Shares and for any Additional Shares to
be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer to the Company of immediately-available funds.

       5. AGREEMENTS OF THE COMPANY. The Company agrees with the several U.S. Underwriters as follows:

              (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

              (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectuses or Prospectuses, or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole, or of the happening of any event, including the filing of any information, documents, or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that in each case makes any statement of a material fact made in the Registration Statement or either Prospectus (as then amended or supplemented) untrue or that requires the making of any additions to or changes in the





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       Registration Statement or either Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein (with respect to either Prospectus, in the light of the circumstances under which they were made) not misleading, or of the necessity to amend or supplement either Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

              (c) The Company will furnish to you, without charge, five signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request.

              (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to either Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised or (ii) so long as, in the opinion of counsel for the U.S. Underwriters, a prospectus is required to be delivered in connection with sales by any U.S. Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Representatives of the U.S. Underwriters, prior to or concurrently with such filing.

              (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have reasonably requested, copies of each form of the U.S. Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws or real estate syndication laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by dealers, prior to the date of the U.S. Prospectus, of each U.S. Prepricing Prospectus so furnished by the Company.

              (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to





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       time for such period as in the opinion of counsel for the U.S.
       Underwriters a prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer, the Company will expeditiously deliver to each U.S. Underwriter and each dealer, without charge, as many copies of the U.S. Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the U.S. Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws or real estate syndication laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as a prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer.
       If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the U.S. Underwriters is required to be set forth in the U.S. Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the U.S. Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the U.S. Underwriters and dealers a reasonable number of copies thereof.

              (g) The Company will cooperate with you and with counsel for the U.S. Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several U.S. Underwriters and by dealers under the securities or Blue Sky laws or real estate syndication laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

              (h) The Company will make generally available to its security holders a consolidated earnings statement,





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       which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

              (i) During the period of three years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission or the New York Stock Exchange, and (ii) from time to time such other information concerning the Company as you may request.

              (j) The Company will apply the net proceeds from the sale of the Underwritten Shares substantially in accordance with the description set forth in the Prospectuses.

              (k) If Rule 430A of the Act is employed, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

              (l) For a period of 180 days after the date hereof (the "Lock-up Period"), the Company will not, without the prior written consent of Smith Barney Inc., (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
       (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except for (w) sales to the U.S. Underwriters pursuant to this Agreement and the Managers pursuant to the International Underwriting Agreement, (x) the issuance of shares of Common Stock in connection with the Formation, (y) the grant of options or other rights under the Company's 1996 Long Term Incentive Plan or Non-Employee Directors' Retainer Stock Plan or (z) the issuance of shares of Common Stock upon exercise of the GE Option (as defined in the Prospectuses).





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              (m)  The Company has furnished or will furnish to you "lock-up"
       letters, in form and substance satisfactory to you, signed by each of its current officers, directors, stockholders and General Electric Pension Trust.

              (n) Except as stated in this Agreement and in the International Underwriting Agreement and in the Prepricing Prospectuses and Prospectuses, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Underwritten Shares.

              (o) The Company will use its best efforts to have the Common Stock listed, subject to notice of issuance, on the New York Stock Exchange concurrently with the effectiveness of the registration statement.

       6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each U.S. Underwriter that (in each of paragraphs
(a) through (cc), after giving effect to the Formation):

              (a) Each U.S. Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

              (b) The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) or Rule 462 under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to either Prospectus, in the light of the circumstances under which they were made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectuses made in reliance upon and in conformity with information relating to any U.S. Underwriter or





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       Manager furnished to the Company in writing by a U.S. Underwriter through the Representatives or by a Manager through the Lead Managers expressly for use therein.

              (c) All the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the U.S. Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights, and as of the Closing Date, the capital stock of the Company will conform to the description thereof in the Registration Statement and the Prospectuses.

              (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

              (e) All the Company's subsidiaries that are required to be listed in an exhibit to the Registration Statement (the "Subsidiaries") are so listed. Each Subsidiary is a corporation duly organized and validly existing in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, as of the Closing Date, will be owned by the Company directly or indirectly through one of the other Subsidiaries,





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       free and clear of any lien, adverse claim, security interest, equity or other encumbrance (other than encumbrances imposed pursuant to the Credit Agreement and the GHALP Lease, each as defined in the Prospectuses).

              (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries or to which any of their respective properties is subject that are material to the Company and its subsidiaries, taken as a whole, that are required to be described in the Registration Statement or either Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or either Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act. The descriptions of the terms of any such contracts or documents contained in the Registration Statement or either Prospectus are correct in all material respects.

              (g) Neither the Company nor any of its Subsidiaries is in (i) violation of its certificate or articles of incorporation or by-laws, or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries (except where any such violation or violations in the aggregate would not have a Material Adverse Effect), or (iii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be bound, and no condition or state of facts exists that, with the passage of time or the giving of notice or both, would constitute such a default (except where any such default or defaults, singly or in the aggregate, in the aggregate would not have a Material Adverse Effect).

              (h) None of the issuance or sale of the Underwritten Shares, the execution, delivery, or performance of this Agreement or the International Underwriting Agreement by the Company or the execution or delivery of, or the performance by the Company or





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       the Roll-Up Entities of their respective obligations under, the
       Transaction Documents or the consummation by the Company or the Roll-Up Entities of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or order of or registration or filing with any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Underwritten Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky laws or real estate syndication laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement, or as may be required subsequent to the date hereof to give effect to the transactions comprising the Formation, all of which will be effected in a timely manner in connection with the Formation), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or by-laws or other organizational documents of the Company, any of its Subsidiaries or any of the Roll-Up Entities (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under any agreement, indenture, lease or other instrument to which the Company, any of its Subsidiaries or any of the Roll-Up Entities is a party or by which any of them or any of their respective properties may be bound (except for such conflicts, breaches or defaults for which waivers or consents have been obtained), or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company, any of its Subsidiaries, any of their respective properties or any of the Roll-Up Entities, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the terms of any agreement or instrument to which any of them or any of the Roll-Up Entities is a party or by which any of them or any of the Roll-Up Entities may be bound or to which any of the property or assets of any of them is subject, in each case except for such conflicts, breaches, defaults, violations, or encumbrances that would not singly or in the aggregate have a Material Adverse Effect or materially adversely affect the ability of the Company or any of the Roll-Up Entities to fulfill its obligations hereunder or thereunder.

              (i) The accountants, Coopers & Lybrand L.L.P., who have certified or shall certify the financial statements included in the Registration Statement or either Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

              (j) The historical and pro forma financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of the Act; such historical financial statements, together with related schedules and notes, present fairly the consolidated financial position, results of operations, cash flows and changes in stockholders' equity or partners' equity, as the case may be, of the entities to which they relate on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; such pro forma financial statements, together with related notes, have been prepared on a basis consistent with such historical statements, except for pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Prospectuses; and the other financial and statistical information and data included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), historical and pro forma, are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the entity to which they relate.

              (k) The execution and delivery of, and the performance by the Company of its obligations under, each of this Agreement and the International Underwriting Agreement have been duly and validly authorized by the Company, and each of this Agreement and the International Underwriting Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and
       (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

              (l) The execution and delivery of, and the performance by the Company and the Roll-Up Entities of their respective obligations under, each Transaction Document will be duly and validly authorized by the Company and the Roll-Up Entities, and each Transaction Document will be duly executed and delivered by the Company and, as applicable, the Roll-Up Entities on or prior to the Closing Date and each Transaction Document will constitute the legally valid and binding agreement of the Company and the Roll-Up Entities enforceable against the Company and the Roll-Up Entities in accordance with its terms, except (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought.

              (m) Except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), neither the Company nor any of its Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of its Subsidiaries, or any material adverse change or any development involving a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole.

              (n) Each of the Company and its Subsidiaries has (i) good and marketable title in fee simple to all real property described in either Prospectus as owned by it and (ii) good and marketable title to all personal property described in either Prospectus as owned by it, which personal property is material to the business of the Company and its subsidiaries, taken as a whole, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement and the Prospectuses or in a document filed as an exhibit to the Registration Statement. All the property described in either Prospectus as being held under lease by each of the Company and its Subsidiaries is held by it under valid, subsisting and enforceable leases (although no representation is made as to the lessors' title to such property). Each agreement to which the Company (or any subsidiary of the Company) is a party that provides for the management or operation of a hotel property described in either Prospectus as managed or operated by the Company is in full force and effect and constitutes the valid and legally binding agreement of the parties thereto, enforceable in accordance with its terms, except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution thereunder may be limited by applicable law.

              (o) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, and
       (ii) completion of the distribution of the Underwritten Shares, will not distribute any offering material in connection with the offering and sale of the Underwritten Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Act.

              (p) The Company and each of its Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectuses, subject to such qualifications as may be set forth in the Prospectuses and except where the failure to have any Permit would not have a Material Adverse Effect; the Company and each of its Subsidiaries has fulfilled and performed all its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectuses, and except where the failure to so fulfill or perform its obligation or such revocation or termination would not have a Material Adverse Effect; and, except as described in the Prospectuses, none of such Permits contains any restriction that is materially burdensome to the Company or any of its Subsidiaries.

              (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (r) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectuses.

              (s) With respect to any Existing Entity (as defined in the Formation Agreement) that is a partnership, for the period of its existence, such entity has been properly classified as a partnership for federal income tax purposes. With respect to any such Existing Entity that has elected to be treated as a S corporation for federal income tax purposes, such corporation has made a valid S corporation election under
       Section 1362 of the Code and has at all times during the period of its existence (through the Effective Time) satisfied the eligibility criteria under the Code for such treatment. Each of the Existing Entities has paid all income taxes to which it is subject, except where the failure to so pay would not, singly or in the aggregate, have a Material Adverse Effect.

              (t) The representations and warranties of the Company in the Transaction Documents are, and on the Closing Date and any Option Closing Date will be, true and correct.

              (u) Except as described in the Prospectuses, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement or the Transaction Documents, or otherwise. Except as described in or contemplated by the Prospectuses, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of Common Stock of the Company or any security convertible into or exchangeable or exercisable for Common Stock of the Company.

              (v) The Company has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements referred to in the Prospectuses.

              (w) As of the Closing Date, the Company and its Subsidiaries will own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in either Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, except where the lack of such ownership or possession would not have a Material Adverse Effect, and, except as disclosed in the Prospectuses, the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its Subsidiaries with respect to the foregoing.

              (x) The Company is not now and, after sale of the Underwritten Shares and application of the net proceeds from such sale as described in the Prospectuses under the caption "Use of Proceeds", will not be an "investment company" required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or an entity "controlled by an investment company" required to be registered under Section 8 of the Investment Company Act.

              (y) The Company has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

              (z) Except as disclosed in the Prospectuses, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
       (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

              (aa) The Company has reasonably concluded that costs and liabilities associated with the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries would not, singly or in the aggregate, have a Material Adverse Effect.

              (bb) The management and operation of the hotel properties owned, leased or managed by the Company are not in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a Material Adverse Effect.

              (cc) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which the Company is engaged and proposes to engage and the Company has no reason to believe that it will not be able to renew such insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

              (dd) As of the Closing Date, the Formation shall have been consummated as set forth in the Prospectuses.

       7. REPRESENTATIONS AND WARRANTIES OF CF SECURITIES. CF Securities, L.P., a Texas limited partnership ("CF Securities"), represents and warrants to each U.S. Underwriter that:

              (a) Each of this Agreement, the International Underwriting Agreement and the Transaction Documents has been duly authorized, executed and delivered by or on behalf of CF Securities and each Founder that is a party thereto and is the valid and binding agreement of CF Securities and each such Founder enforceable against CF Securities and each such Founder in accordance with its terms, except that (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

              (b) None of the execution, delivery or performance of this Agreement, the International Underwriting Agreement or any Transaction Document by or on behalf of CF Securities or any Founder that is a party thereto nor the consummation by or on behalf of CF Securities or any such Founder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Underwritten Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky laws or real estate syndication laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement, or as may be required subsequent to the date hereof to give effect to the transactions comprising the Formation, all of which will be effected in a timely manner in connection with the Formation), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or by-laws or other organizational documents of CF Securities or any such Founder or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which CF Securities or any such Founder is a party or by which CF Securities or any such Founder is or may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to CF Securities or any such Founder, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of CF Securities or any such Founder pursuant to the terms of any agreement or instrument to which CF Securities or any such Founder is a party or by which CF Securities or any such Founder may be bound or to which any of the property or assets of CF Securities or any such Founder is subject, in each case except for such conflicts, breaches, defaults, violations, or encumbrances that would not singly or in the aggregate have a Material Adverse Effect or materially adversely affect the ability CF Securities or any of such Founder to fulfill its obligations hereunder or thereunder.

              (c) None of CF Securities or any Founder has taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements referred to in the Prospectuses.

              (d) The representations and warranties of CF Securities and each Founder in the Transaction Documents are, and on the Closing Date and any Option Closing Date will be, true and correct.

              (e) None of Harlan R. Crow, Susan T. Groenteman or Kathy Smalley has any knowledge that the Registration Statement or the Prospectuses (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (with respect to either Prospectus, in light of the circumstances under which they were made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectuses made in reliance upon and in conformity with information relating to any U.S. Underwriter or Manager furnished to CF Securities in writing by a U.S. Underwriter through the Representatives or by a Manager through the Lead Managers expressly for use therein.

       8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each of you and each other U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any U.S. Prepricing Prospectus or in the Registration Statement or the U.S. Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such U.S. Underwriter or Manager furnished in writing to the Company by or on behalf of any U.S. Underwriter through you or by or on behalf of any Manager through a Lead Manager expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any U.S. Prepricing Prospectus shall not inure to the benefit of any U.S. Underwriter (or to the benefit of any person controlling such U.S. Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such U.S. Underwriter to any person if a copy of the U.S. Prospectus shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such U.S. Prepricing Prospectus was corrected in the U.S. Prospectus, provided that the Company has delivered the U.S. Prospectus to the several U.S. Underwriters, no later than 2:00 P.M., New York City time, on the business day following the date hereof, in such quantity as the U.S. Underwriters shall have reasonably requested.

       (b) CF Securities agrees that, in the event any U.S. Underwriter or any person controlling any U.S. Underwriter shall obtain a judicial judgment, order or decree against the Company for amounts payable by the Company to such U.S. Underwriter or controlling person pursuant to this Section 8 (whether for indemnification or contribution), which judgment has been and remains unstayed, unsatisfied and undischarged for a period of 60 days or more, then CF Securities shall promptly, upon the request of such U.S. Underwriter or controlling person, pay to such U.S. Underwriter or controlling person an amount equal to the amount payable by the Company to such U.S. Underwriter or controlling person pursuant to such judgment. Notwithstanding the foregoing, the aggregate liability of CF Securities pursuant to this Agreement and the International Underwriting Agreement shall be limited to an amount equal to the aggregate amount of cash received by the Founders pursuant to the Transaction Documents.

       (c) If any action, suit or proceeding shall be brought against any U.S. Underwriter or any person controlling any U.S. Underwriter in respect of which indemnity may be sought against the Company, such U.S. Underwriter or such controlling person shall promptly notify the Company and CF Securities, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses, provided that in the event the Company fails to so assume such defense, CF Securities may so assume such defense. Such U.S. Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such U.S. Underwriter or such controlling person unless (i) the Company or CF Securities, as the case may be, has agreed in writing to pay such fees and expenses, (ii) the Company and CF Securities failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such U.S. Underwriter or such controlling person and the Company and such U.S. Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case neither the Company nor CF Securities shall have the right to assume the defense of such action, suit or proceeding on behalf of such U.S. Underwriter or such controlling person). It is understood, however, that the Company or CF Securities, as the case may be, shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such U.S. Underwriters and controlling persons and the Managers and controlling persons referred to in Section 8(c) of the International Underwriting Agreement not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. Neither the Company nor CF Securities shall be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any U.S. Underwriter, to the extent provided in paragraph (a) above, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

       (d) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with respect to information relating to such U.S. Underwriter furnished in writing by or on behalf of such U.S. Underwriter through you expressly for use in the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer any such controlling person based on the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any U.S. Underwriter pursuant to this paragraph (d), such U.S. Underwriter shall have the rights and duties given to the Company by paragraph (c) above (except that if the Company shall have assumed the defense thereof such U.S. Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such U.S. Underwriter's expense), and the Company, its directors, any such officer, any such controlling person shall have the rights and duties given to the U.S. Underwriters by paragraph (c) above.

       (e) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under paragraphs (a) or (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party (which for purposes of this paragraph (e) shall not include CF Securities, the obligations of which with respect to contribution are set forth in paragraph (b) hereof), in lieu of indemnifying or paying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the Shares (including the application of the proceeds therefrom as described in the Prospectuses), or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the U.S. Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the U.S. Underwriters, each as set forth in the table on the cover page of the U.S. Prospectus. The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the U.S. Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       (f) The Company, CF Securities and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 8, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages that such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 11 hereof) and not joint.

       (g) No indemnifying party shall, without the prior written consent of each indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

       (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and CF Securities set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any U.S. Underwriter or any person controlling any U.S. Underwriter, the Company, its directors or officers or any person controlling the Company, CF Securities or any Founder, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement, provided that the representations and warranties of CF Securities set forth in this Agreement shall terminate on the date one year following the Closing Date. A successor to any U.S. Underwriter or any person controlling any U.S. Underwriter, or to the Company, its directors or officers, or any person controlling the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

       9. CONDITIONS OF U.S. UNDERWRITERS' OBLIGATIONS. The several obligations of the U.S. Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

              (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 10:00 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the

       Company or any U.S. Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or either Prospectus or otherwise) shall have been complied with to your satisfaction.

              (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development that is reasonably likely to result in a prospective change, in or affecting the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole, not contemplated by the Prospectuses that, in your opinion, as Representatives of the several U.S. Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company that makes any statement made in either Prospectus untrue in any material respect or that, in the opinion of the Company and its counsel or the U.S. Underwriters and their counsel, requires the making of any addition to or change in either Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if amending or supplementing such Prospectus to reflect such event or development would, in your opinion, as Representatives of the several U.S. Underwriters, materially adversely affect the market for the Shares.

              (c) You shall have received on the Closing Date an opinion of Locke Purnell Rain Harrell, counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

                     (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses and is duly qualified and in good standing in all other jurisdictions in which the nature of the business transacted or property owned or leased by it makes such qualification necessary, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect;

                     (ii) The authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectuses and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectuses under the caption "Description of Capital Stock";

                     (iii) All the shares of capital stock of the Company outstanding prior to the issuance of the Underwritten Shares have been duly authorized and validly issued and are fully paid and nonassessable;

                     (iv) The Underwritten Shares (A) have been duly authorized and, (B) when issued and delivered to the U.S. Underwriters and the Managers against payment therefor in accordance with the terms of this Agreement and the International Underwriting Agreement, (1) will be validly issued, fully paid and nonassessable and (2) will be free of any preemptive rights or, to the best knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;

                     (v) The form of certificates for the Shares conforms to the requirements of the Delaware General Corporation Law;

                     (vi) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor are pending before or contemplated by the Commission; and any required filing of either Prospectus pursuant to Rule 424(b) or Rule 434 has been made in accordance with Rule 424(b) and Rule 430A under the Act;

                     (vii) The Company has the corporate power and authority to enter into each of this Agreement and the International Underwriting Agreement and to issue, sell and deliver the Underwritten Shares to the U.S. Underwriters and the Managers as provided herein and therein, and each of this Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (provided that, for purposes of such opinion, such counsel may assume that the applicable law governing this Agreement and the International Underwriting Agreement is the same as applicable Texas law), except that (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally,
              (B) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (C) rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws;

                     (viii) The Company and each of the Roll-Up Entities has the necessary power and authority to enter into each of the Transaction Documents, and each of the Transaction Documents have been duly authorized, executed and delivered by the Company and, as applicable, the Roll-Up Entities, and each of the Transaction Documents is a legally valid and binding agreement of the Company and, as applicable, the Roll-Up Entities, enforceable against the Company and, as applicable, the Roll-Up Entities, in accordance with its terms (provided that, for purposes of such opinion, such counsel may assume that the applicable law governing each of the several Transaction Documents is the same as applicable Texas law), except that (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought;

                     (ix) To the best knowledge of such counsel, neither the issuance, sale or delivery of the Underwritten Shares, nor the execution, delivery or performance of this Agreement, the International Underwriting Agreement or the Transaction Documents, or compliance by the Company or any of the Roll-Up Entities with all provisions of this Agreement, the International Underwriting Agreement or the Transaction Documents, nor consummation by the Company or any of the Roll-Up Entities of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or by-laws or other organizational documents of the Company or any of the Roll-Up Entities or any agreement, indenture, lease or other instrument identified on a certificate, substantially in the form of Annex A hereto, executed by an executive officer of the Company, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries under any such agreement, indenture, lease or other instrument, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, and applicable to the Company, any of its Subsidiaries or any of the Roll-Up Entities or any of their respective properties, in each case except for such conflicts, breaches, defaults, violation, or encumbrances that would not singly or in the aggregate have a Material Adverse Effect or materially adversely affect the ability of the Company or any of the Roll-Up Entities to fulfill its obligations hereunder or thereunder;

                     (x)  No consent, approval, authorization or   order of, or
              registration or filing with, any court, regulatory body, administrative agency or other governmental agency, body or official is required to be obtained or made by the Company or the Roll-Up Entities for the valid issuance and sale of the Shares pursuant to this Agreement or, except where the failure to obtain any such consent, approval, authorization, order or registration or to make such filing would not, singly or in the aggregate, have a Material Adverse Effect, the consummation of the Formation, except in any case such as have been obtained under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws or real estate syndication laws governing the purchase and distribution of the Shares;

                     (xi) The Registration Statement and the U.S. Prospectus
              (except for the financial statements, schedules and notes thereto and other financial and statistical data included therein, as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the Act;

                     (xii) To the best knowledge of such counsel (A) other than as described or contemplated in either Prospectus, there are no legal or governmental proceedings pending or threatened against the Company that are material to the Company and its subsidiaries, taken as a whole, or to which the Company, or any of its properties, is subject that are material to the Company and its subsidiaries, taken as a whole, that are required to be described in the Registration Statement or either Prospectus and
              (B) there are no agreements, contracts, indentures, leases or other instruments relating to the Company, of a character that are required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

                     (xiii) The statements under the headings "The Formation and the Financing Plan", "Description of Indebtedness", "Description of Capital Stock", "Shares Eligible for Future Sale" and "Certain U.S. Tax Consequences to Non-U.S. Stockholders" in the Prospectuses and in the Registration Statement in Items 14 and 15, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                     (xiv) The Company is not now and, after sale of the Underwritten Shares and application of the net proceeds from such sale as described in the Prospectuses under the caption "Use of Proceeds", will not be an "investment company" required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act");

                     (xv) Each of the Subsidiaries of the Company (other than Wyndham Hotels & Resorts (Aruba) N.V., an Aruban company, with respect to which such counsel need not express an opinion) has been duly incorporated and is validly existing in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each of the Subsidiaries of the Company (other than Wyndham Hotels & Resorts (Aruba) N.V., an Aruban company, with respect to which such counsel need not express an opinion) have been duly authorized and validly issued, are fully paid and nonassessable, and, except as otherwise disclosed in the Prospectuses, all of the outstanding shares of capital stock of each of the Subsidiaries of the Company are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance;

                     (xvi) To the best knowledge of such counsel, neither the Company nor any of its Subsidiaries (other than Wyndham Hotels & Resorts (Aruba) N.V., an Aruban company, with respect to which such counsel need not express an opinion) is (A) in violation of its certificate of incorporation or by-laws, or other organizational documents or (B) in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness identified on a certificate, substantially in the form of Annex A hereto, executed by an executive officer of the Company, except as may be disclosed in the Prospectuses or where any such default or defaults in the aggregate would not have a Material Adverse Effect;

                     (xvii) To the best knowledge of such counsel, (A) neither the Company nor any of its Subsidiaries is in material violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries, except for such violation or violations which in the aggregate would not have a Material Adverse Effect, and (B) the Company and each of its Subsidiaries has such Permits as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectuses, except where the failure to have any such Permit would not have a Material Adverse Effect;

                     (xviii)  To the best knowledge of such counsel, there is
              no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its respective properties of a character required to be described in the Registration Statement or either Prospectus (or any amendment or supplement thereto) that is not adequately so described;

                     (xix) To the best knowledge of such counsel, except as described in the Registration Statement and the Prospectuses, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; to the best knowledge of such counsel, the Shares, when issued pursuant to the terms of this Agreement, will not be subject to any contractual preemptive right; and

                     (xx) To the best knowledge of such counsel, except as described in the Registration Statement and the Prospectuses, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Stock or other securities of the Company included in the registration statement or the right, as a result of the filing of the registration statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

              In addition, such counsel shall state that although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement and the Prospectuses, such counsel has participated in the preparation of the Registration Statement and Prospectuses including general review and discussion of the contents thereof but has made no independent check or verification thereof (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), and such counsel has no reason to believe that the Registration Statement and the prospectus included therein, at the time such Registration Statement or any post-effective amendment became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectuses as of their respective dates or as of the Closing Date or the Option Closing Date, as the case may be, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no statement with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectuses.

              In rendering its opinion as aforesaid, such counsel may, as to factual matters, rely upon written certificates or statements of officers of the Company and its subsidiaries, each dated the Closing Date, and may state that such counsel expresses no opinion as to the law of any jurisdiction other than the United States, the State of Texas or the corporation law of the State of Delaware. Notwithstanding the foregoing, with respect to matters of Jamaican law, the Company shall deliver to you, as Representatives of the several U.S. Underwriters, an opinion of Jamaican counsel retained by the Company, provided that (1) such local counsel is acceptable to the Representatives, (2) such opinion is in form and substance satisfactory to them and their counsel and (3) Locke Purnell Rain Harrell shall state in their opinion that they believe that the U.S. Underwriters are justified in relying on such opinion of Jamaican counsel.

              (d) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the U.S. Underwriters, dated the Closing Date, with respect to the matters referred to in clauses
       (iv)(A), (iv)(B)(1), (vi), (xii), (xiii) (but only with respect to the statements in the Prospectuses under the headings "Description of Indebtedness -- Notes", "Description of Capital Stock" and "Underwriting") and the paragraph immediately following clause (xvi) of subsection (c) above and such other related matters as you may request.

              (e) You shall have received letters addressed to you, as Representatives of the several U.S.

       Underwriters, and dated the date hereof and the Closing Date from Coopers & Lybrand, independent certified public accountants, substantially in the forms heretofore approved by you.

              (f)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date;
       (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectuses; (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as may otherwise be stated in the Registration Statement and Prospectuses (or any amendment or supplement thereto), any material adverse change, or any development reasonably likely to result in a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole; and (iv) all the representations and warranties of the Company contained in this Agreement and the International Underwriting Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this
       Section 9(f) and in Sections 9(g) and 9(i) hereof.

              (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

              (h) The Common Stock shall have been listed or approved for listing, subject to notice of issuance, on the New York Stock Exchange.

              (i) The consummation of the Formation and receipt by the Company of the proceeds of the Financing Plan (including, without limitation, the Concurrent Debt Offering) shall have occurred prior to or shall occur simultaneously with the closing hereunder.

              (j) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder.

              (k) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

              All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

              Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the U.S. Underwriters, or to counsel for the U.S. Underwriters, shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the statements made therein.

              The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Option Closing Date of the conditions set forth in this Section 9, except that, if the Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (f) of this Section 9 shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

       10. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectuses, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectuses, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the reproduction and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Shares; (v) the registration of the Common Stock under the Exchange Act and the listing of the Common Stock on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws or real estate syndication laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the U.S. Underwriters relating to the preparation, reproduction and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the U.S. Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

       11. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several U.S. Underwriters, by notifying the Company.


              If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares that it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares that such defaulting U.S. Underwriter or U.S. Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares that the U.S. Underwriters are obligated to purchase on the Closing Date, each non-defaulting U.S. Underwriter shall be obligated, severally, in the proportion that the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting U.S. Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares that such defaulting U.S. Underwriter or U.S. Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares that it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares that the U.S. Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting U.S. Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectuses or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting U.S. Underwriter from liability in respect of any such default of any such U.S. Underwriter under this Agreement. The term "U.S. Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule I hereto who, with your approval and the approval of the Company, purchases Shares that a defaulting U.S. Underwriter is obligated, but fails or refuses, to purchase.

              Any notice under this Section 11 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

       12. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any U.S. Underwriter to the Company, by notice to the Company if, prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in the State of New York or the State of Texas shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which is such as to make it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectuses or to enforce contracts for the resale of the shares by the U.S. Underwriters.
Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

       13. INFORMATION FURNISHED BY THE U.S. UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover page, and the statements in the fourth, eighth, ninth, tenth and fourteenth paragraphs under the caption "Underwriting" in any U.S. Prepricing Prospectus and in the U.S. Prospectus constitute the only information furnished by or on behalf of the U.S. Underwriters through you as such information is referred to in Sections 6(b) and 8 hereof.

       14. MISCELLANEOUS. Except as otherwise provided in Sections 5, 11 and 12 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 2001 Bryan Street, Suite 2300, Dallas, Texas 75201, Attention:
James D. Carreker, Chief Executive Officer; (ii) if to CF Securities, at the office of CF Securities at 2001 Ross Avenue, Suite 3200, Dallas, Texas 75201,
Attention: Susan T. Groenteman or (iii) if to you, as Representatives of the several U.S. Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

              This Agreement has been and is made solely for the benefit of the several U.S. Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 8 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any U.S. Underwriter of any of the Shares in his status as such purchaser.

       15. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed solely within the State of New York.

              This Agreement may be signed in various counterparts that together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

       16. AGREEMENT OF WYNDHAM HOTEL COMPANY LTD. If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 11 hereof or by notice given by you terminating this Agreement pursuant to Section 11 or
Section 12 hereof) or if this Agreement shall be terminated by the U.S. Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, Wyndham Hotel Company Ltd. agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the U.S. Underwriters) incurred by you in connection with effecting the transactions contemplated in this Agreement.

              Please confirm that the foregoing correctly sets forth the agreement among the Company, CF Securities, Wyndham Hotel Company Ltd. and the several U.S. Underwriters.

                                        Very truly yours,

                                        WYNDHAM HOTEL CORPORATION


                                        By _____________________
                                            Chief Executive
                                            Officer


                                        CF SECURITIES, L.P.

                                        By: [                 ],
                                            its general partner

                                        By ______________________
                                            Name:
                                            Title:


                                        WYNDHAM HOTEL COMPANY LTD.

                                        By: [                 ],
                                            its general partner

                                        By ______________________
                                            Name:
                                            Title:

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several U.S.
Underwriters named in Schedule I
hereto.

SMITH BARNEY INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
MONTGOMERY SECURITIES
BT SECURITIES CORPORATION

As Representatives of the Several U.S. Underwriters

By SMITH BARNEY INC.


By ______________________
      Managing Director

                                   SCHEDULE I


                           WYNDHAM HOTEL CORPORATION


                                                            Number of
       U.S. Underwriter                                    Firm Shares
       ----------------                                    -----------
Smith Barney Inc. . . . . . . . . . . . . . . . . . . . .
Donaldson, Lufkin & Jenrette
  Securities Corporation  . . . . . . . . . . . . . . . .
Montgomery Securities   . . . . . . . . . . . . . . . . .
BT Securities Corporation . . . . . . . . . . . . . . . .
                                                            -----------
                                          Total               2,680,000
                                                            ===========

                                  SCHEDULE II


                                Roll-Up Entities


Brookfield Lakes Partners Ltd., a Texas limited partnership Commerce Hotel Partners Ltd., a Texas limited partnership Garden Hotel Associates LP, a Texas limited partnership
Garden Hotel Associates Two L.P., a Texas limited partnership Garden Hotel Partners LP, a Texas limited partnership
Garden Hotel Partners Two L.P., a Texas limited partnership Garden Hotel Corporation No. 1, a Texas corporation
Garden Hotel Corporation No. 2, a Texas corporation
Garden Hotel Corporation No. 3, Inc., a Texas corporation Indianapolis Partners Ltd, a Texas limited partnership
Rose Hall Associates Limited Partnership, a Texas limited
    partnership
Schaumburg Hotel Associates, Ltd, a Texas limited partnership Schaumburg Hotel Partners Limited Partnership, a Texas limited partnership
WH Interest, Inc., a Texas corporation
WHI Limited Partnership, a Texas limited partnership
Wyndham Charlotte Garden Hotel Limited Partnership,
    a Texas limited partnership
Wyndham Hotel Company Ltd., a Texas limited partnership
WHC Caribbean Limited, a Jamaican company
Wyndham Hotel Management Corporation, a Texas corporation

                                                                         Annex A


                    CERTIFICATE AS TO THE MATERIAL CONTRACTS

             I, [name], [title] of Wyndham Hotel Corporation (the "Company") hereby certify on behalf of the Company to Locke Purnell Rain Harrell (A Professional Corporation), each of the U.S. Underwriters named in the U.S. Underwriting Agreement dated as of __________, 1996 among the Company, CF Securities L.P., Wyndham Hotel Company Ltd. and such U.S. Underwriters (the "U.S. Underwriting Agreement"), each of the Managers named in the International Underwriting Agreement dated as of _____________, 1996 among the Company, CF Securities L.P., Wyndham Hotel Company Ltd. and such Managers (the "International Underwriting Agreement"), and each of the Underwriters named in the Debt Underwriting Agreement dated as of ___________, 1996 among the Company, CF Securities L.P., Wyndham Hotel Company Ltd. and such Underwriters (the "Debt Underwriting Agreement"), that the following constitute the agreements, indentures, leases or other instruments to which the Company, any of its Subsidiaries (as defined in the U.S. Underwriting Agreement, the International Underwriting Agreement or the Debt Underwriting Agreement) or any of the Roll-Up Entities (as defined in the U.S. Underwriting Agreement, the International Underwriting Agreement, or the Debt Underwriting Agreement) is a party or by which the Company, any of its Subsidiaries or any of the Roll-Up Entities or any of their respective properties is bound that are material to the business or operations of the Company and its subsidiaries, taken as a whole:

             [material contracts]